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                                                                     EXHIBIT 4.3

                             FORM OF EXCHANGE NOTE


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                                      A-2

                            AIRTRAN AIRLINES, INC.

                      10 1/2% Senior Secured Note due 2001

                                                   U.S. $______________
No. _______                                             CUSIP No.______

          AIRTRAN AIRLINES, INC., a Nevada corporation (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to ______________, or registered assigns, the principal sum of ____________________ Dollars on April 15, 2001, at the office or agency of the Company referred to below, and to pay interest thereon on October 15, 1997 and semi-annually thereafter, on April 15 and October 15 in each year, from August 13, 1997, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, at the rate of 10 1/2% per annum, until the principal hereof is paid or duly provided for, and (to the extent lawful) to pay on demand interest on any overdue interest at the rate borne by the Notes from the date on which such overdue interest becomes payable to the date payment of such interest has been made or duly provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in said Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the April 1 or October 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and such defaulted interest, and (to the extent lawful) interest on such defaulted interest at the rate borne by the Notes, may be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

          The due and punctual payment of (and premium, if any) and interest on this Note payable by the Company is irrevocably and unconditionally guaranteed, to the extent set forth in the Indenture, by each of the Guarantors.

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                                      A-3


          Payment of the principal of (and premium, if any, on) and interest on this Note will be made at the office or agency of the Company maintained for that purpose in The City of New York, or at such other office or agency of the Company as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company (i) by check mailed to the address of the Person entitled thereto as such address shall appear on the Note Register or
(ii) by wire transfer to an account maintained by the payee located in the United States, provided that appropriate written wire instructions have been provided prior to the relevant record date.

          Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been duly executed by the Trustee or the Authenticating Agent referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.
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          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.


                                    AIRTRAN AIRLINES, INC.


                                    By___________________________________
                                       Name:
                                       Title:


                                    AIRTRAN HOLDINGS, INC., as Guarantor


                                    By___________________________________
                                      Name:
                                      Title:



                                    AIRTRAN AIRWAYS, INC.


                                    By___________________________________
                                       Name:
                                       Title:



                                    VALUJET MANAGEMENT CORP.,
                                       as Guarantor


                                    By___________________________________
                                      Name:
                                      Title:

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                                      A-5

                                    VALUJET CORPORATE
                                       PARTNERS, L.P., as Guarantor


                                    By___________________________________
                                      Name:
                                      Title:


                                    VALUJET RESERVATION
                                       PARTNERS, L.P., as Guarantor


                                    By___________________________________
                                      Name:
                                      Title:


                                    VALUJET INVESTMENT CORP.,
                                       as Guarantor


                                    By___________________________________
                                      Name:
                                      Title:


                                    VALUJET CAPITAL CORP.,
                                       as Guarantor


                                    By___________________________________
                                      Name:
                                      Title:
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                                      A-6

                                    VALUJET I, LTD., as Guarantor


                                    By___________________________________
                                      Name:
                                      Title:


                                    VALUJET II, LTD., as Guarantor


                                    By___________________________________
                                      Name:
                                      Title:




                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

          This is one of the Notes referred to in the within-mentioned
Indenture.

                                    THE BANK OF NEW YORK,
                                       Trustee


                                    By:__________________________________
                                       Authorized Signatory

_______________________
Dated:
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                               [Reverse of Note]

          This Note is one of a duly authorized issue of securities of the Company designated as its 10 1/2% Senior Secured Notes due 2001 (the "Notes"), limited (except as otherwise provided in the Indenture referred to below) in aggregate principal amount to $80,000,000, which may be issued under an indenture (the "Indenture") dated as of August 13, 1997, among the Company, each of the Guarantors party thereto and The Bank of New York, as trustee and collateral trustee (the "Trustee" and the "Collateral Trustee," respectively, which terms include any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders of the Notes, and of the terms upon which the Notes are, and are to be, authenticated and delivered.

          On or before each payment date, the Company shall deliver or cause to be delivered to the Trustee or the Paying Agent an amount in dollars sufficient to pay the amount due on such payment date.

          Upon the occurrence of a Change of Control, the Company will be required to make an offer to purchase on the Purchase Date all outstanding Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of purchase, in accordance with the Indenture. Holders of Notes that are subject to an offer to purchase will receive an offer from the Company pursuant to the Indenture prior to any related Purchase Date.

          If an Event of Default shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

          The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company on this Note and (b) certain restrictive covenants and the related Defaults and Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Note.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture and the Notes at any time by the Company and the Trustee with the consent of the Holders of a specified percentage in aggregate principal amount of the Notes at the time Outstanding. Additionally, the Indenture permits, without notice to or consent of any Holder, the amendment thereof (a) to evidence the succession of another person to the Company as obligor under the Indenture and the Notes, (b) to add to the covenants of the Company for the benefit of the Holders of Notes or to surrender any right or power conferred upon the Company by the Indenture, (c) to add Events of Default for the

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                                      A-8

benefit of the Holders of Notes, (d) to secure the Notes pursuant to the provisions described in Section 1012 or 801 of the Indenture or otherwise, (e) to provide for the acceptance of appointment by a successor Trustee, (f) to cure any ambiguity, defect or inconsistency in the Indenture; provided such action does not adversely affect the interests of Holders of Notes in any material respect, or (g) to supplement any of the provisions of the Indenture to the extent necessary to permit or facilitate defeasance and discharge of the Notes; provided that such action shall not adversely affect the interests of the Holders of Notes in any material respect.

          No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, any Guarantor or any other obligor on the Notes (in the event such Guarantor or other obligor is obligated to make payments in respect of the Notes), which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, place, and rate, and in the coin or currency, herein prescribed, subject to the subordination provisions of the Indenture.

          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registerable on the Note Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company maintained for such purpose in The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same. No service charge shall be made for any registration of transfer or exchange or redemption of Notes, but the Company may require payment of a sum sufficient to pay all documentary, stamp or similar issue or transfer taxes or other governmental charges payable in connection therewith.

          Prior to the time of due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

          THIS NOTE AND THE INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.
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                                      A-9

          Interest on this Note shall be computed on the basis of a 360-day year of twelve 30-day months.

          All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.